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                                   EXHIBIT 7

Consolidated Report of Condition of State Street Bank and Trust Company, Massachusetts and foreign and domestic subsidiaries, a state banking institution organized and operating under the banking laws of this commonwealth and a member of the Federal Reserve System, at the close of business December 31, 1997,
                                                        -----------------
published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act and in accordance with a call made by the Commissioner of Banks under General Laws, Chapter 172,
Section 22(a).
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

                                                                  Thousands of
ASSETS                                                            Dollars
Cash and balances due from depository institutions:
         Noninterest-bearing balances and currency and coin............2,220,829
         Interest-bearing balances....................................10,076,045
Securities............................................................10,373,821
Federal funds sold and securities purchased
     under agreements to resell in domestic offices
     of the bank and its Edge subsidiary...............................5,124,310
Loans and lease financing receivables:
         Loans and leases, net of unearned income ........... 6,270,348
         Allowance for loan and lease losses.....................82,820
     Allocated transfer risk reserve.............................0
     Loans and leases, net of unearned income and allowances...........6,187,528
Assets held in trading accounts........................................1,241,555
Premises and fixed assets................................................410,029
Other real estate owned......................................................100
Investments in unconsolidated subsidiaries................................38,831
Customers' liability to this bank on acceptances outstanding..............44,962
Intangible assets........................................................224,049
Other assets...........................................................1,507,650
                                                                      ----------

Total assets..........................................................37,449,709
                                                                      ==========
LIABILITIES

Deposits:
     In domestic offices..............................................10,115,205
     Noninterest-bearing.......................7,739,136
     Interest-bearing..........................2,376,069
     In foreign offices and Edge subsidiary...........................14,791,134
     Noninterest-bearing......................... 71,889
     Interest-bearing.........................14,719,245
Federal funds purchased and securities sold under
     agreements to repurchase in domestic offices of
     the bank and of its Edge subsidiary..............................7,603,920
Demand notes issued to the U.S. Treasury and Trading Liabilities........194,059
Trading liabilities...................................................1,036,905

Other borrowed money....................................................459,252
Subordinated notes and debentures.............................................0
Bank's liability on acceptances executed and outstanding.................44,962
Other liabilities.......................................................972,782

Total liabilities....................................................35,218,219
                                                                     ----------
EQUITY CAPITAL
Perpetual preferred stock and related
surplus.......................................................................0
Common stock.............................................................29,931
Surplus.................................................................444,620
Undivided profits and capital reserves/Net
      unrealized holding gains (losses)...............................1,763,076
Cumulative foreign currency translation adjustments......................(6,137)
Total equity capital..................................................2,231,490
                                                                     ----------

Total liabilities and equity capital..................................37,449,709
                                                                      ----------
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I, Rex S. Schuette, Senior Vice President and Comptroller of the above named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                               Rex S. Schuette


We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

                                               David A. Spina
                                               Marshall N. Carter
                                               Truman S. Casner




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